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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Pixar:

     We consent to the incorporation herein by reference in the registration statement on Form S-8 of Pixar of our reports dated January 29, 1999, relating to the balance sheets of Pixar as of December 31, 1997 and January 2, 1999, and the related statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended January 2, 1999, and the related schedule, which reports appear or are incorporated by reference in the 1998 annual report on Form 10-K of Pixar.


                                       /s/ KPMG LLP


San Francisco, California
February 18, 2000